UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2002

E*TRADE Group, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Bohannon Drive, Menlo Park, California (Address of principal executive offices)	94025 (Zip Code)

Registrant’s telephone number, including area code (650) 331-6000

N/A
(Former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On December 23, 2002, E*TRADE Group, Inc. (“E*TRADE”) through its wholly owned subsidiary E*TRADE Bank consummated its previously announced acquisition of Ganis Credit Corporation (“Ganis”) from Deutsche Bank AG. The acquisition of all of the issued and outstanding shares of Ganis was accomplished pursuant to a Stock Purchase Agreement, dated as of November 25, 2002 between Deutsche Bank AG and E*TRADE Bank. Subject to receipt of certain third party approvals, E*TRADE Bank will also complete the purchase of all of the issued and outstanding capital stock of Deutsche Recreational Asset Funding Corporation (“DRAFCO”), including certain securitized interests, under the Stock Purchase Agreement. The Stock Purchase Agreement is filed at Exhibit 99.1 and incorporated herein by reference.

Ganis operates a consumer finance business including a direct and indirect origination and servicing platform for recreational vehicle, marine and motorsport loans. In addition, Ganis directly owns (i) all the issued and outstanding shares of capital stock of Keyboard Acceptance Corporation, a subsidiary that originates consumer loans for musical instruments and (ii) 50% of the issued and outstanding shares of capital stock of Thor Credit Corporation, a captive finance company that originates consumer loans for recreational vehicles manufactured by Thor Industries, Inc. Ganis’ current portfolio includes approximately $1.8 billion in consumer loans. The total premium paid for the acquisition was approximately $45.7 million, which includes payment for all of the equity of Ganis and its subsidiaries, as well as a premium on the entirety of Ganis’ consumer loan portfolio. The amount of stock purchase consideration was the $45.7 million premium plus the assumption of approximately $1.8 billion of intercompany debt, all determined based upon arm’s-length negotiations between E*TRADE Bank and Deutsche Bank AG. In addition, on the acquisition date, E*TRADE Bank paid a separate $10.5 million deposit towards the purchase of DRAFCO. Immediately following the closing of the acquisition, E*TRADE Bank retired the intercompany debt owed by Ganis to Deutsche Bank AG, which consisted primarily of funds used to finance Ganis’ consumer loan portfolio. The acquisition was financed both through the use of existing cash and the sale of a portion of E*TRADE Bank’s held-for-sale mortgage portfolio.

In connection with the acquisition, E*TRADE Bank acquired the equipment and other physical property of Ganis and its subsidiaries, substantially all of which were used in the operation of Ganis’ and its subsidiaries’ consumer lending businesses and which E*TRADE Bank intends to use in the operation of its consumer lending business.

Certain statements contained in this Form 8-K that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by the company with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements—None

(b)    Pro Forma Financial Information—None

(c)    Exhibits

Exhibit Number		Description

99.1	*	Stock Purchase Agreement, dated as of November 25, 2002, between Deutsche Bank AG, a German corporation and E*TRADE Bank, a federal savings bank chartered under the laws of the United States.

*	The registrant hereby undertakes to supplementally furnish a copy of omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2003	E*TRADE Group, Inc.

	By:	/s/ LEONARD C. PURKIS
	Name: Title:	Leonard C. Purkis Chief Financial Officer